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                                                                     EXHIBIT 4.3



               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT
               -------------------------------------------------

     We have issued our report dated October 5, 1995 on the statements of condition and related portfolios of Everen Unit Investment Trusts Series 38 (U.S. Treasury Portfolio Series 16, Insured National Series 17 and Insured California Series 21) as of October 5, 1995 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants".



                                           GRANT THORNTON LLP

Chicago, Illinois
October 5, 1995